UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2018

Reed’s Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1300 South Spring Street, Los Angeles, California 90061

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Unregistered Sale of Equity Securities

On December 22, 2017, Reed’s Inc., a Delaware corporation (“Reed’s”, “we”, “us” or the “Company”) issued warrants to purchase 750,000 shares of common stock to Raptor/ Harbor Reeds, SPV, LLC (“Raptor”) pursuant to that certain backstop commitment agreement dated December 6, 2017. These warrants have an exercise price equal to $1.50 and are not exercisable for a term of 180 days from the date of issuance. They have a cashless exercise feature and registration rights. These warrants were issued pursuant to exemption from registration requirements of the Securities Act of 1933, as amended (“Act”) in reliance on Section 4(2) of the Act on the basis of Raptor’s pre-existing relationship with the Company and the fact that there was no public offering.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 10, 2018, the board of directors of Reed’s appointed Daniel J. Doherty III to serve as a director, filling a vacancy. The board of directors has determined that Mr. Doherty is not an “independent director” as defined under Section 803 of the NYSE American Company Guide. Mr. Doherty was not appointed to any committees of the board but was granted observer rights to all board committee meetings.

Mr. Doherty has been a principal of Eastern Real Estate, a real estate investment and development company, since July 2001. He is also a principal and significant shareholder of Raptor/ Harbor Reeds, SPV, LLC ( “Raptor”), the Company’s largest shareholder, which beneficially owns 27.64% of the Company’s outstanding equity securities, calculated pursuant to Rule 13d-3. Mr. Doherty has joint voting and dispositive control of the equity securities held by Raptor with another of its principals.

There are no arrangements or understandings between Mr. Doherty and any other persons pursuant to which he was appointed a director. Reed’s has not entered into any material plan, contract or arrangement with Mr. Doherty. There are no current or proposed transactions in which Mr. Doherty has a direct or indirect material interest in which Reed’s is involved and in which the amount involved exceeds the lesser of $120,000 or one percent of the average of Reed’s total assets at year end for the last two completed fiscal years.

During fiscal 2016 and 2017, the Company entered into the following transactions with Raptor, in which Mr. Doherty has an indirect material interest as principal and significant shareholder of Raptor:

On April 21, 2017, pursuant to a securities purchase agreement, Reed’s sold and issued a secured convertible subordinated non-redeemable note in the principal amount of $3,400,000 and a warrant to purchase 1,416,667 shares of common stock to Raptor. The note bears interest at a rate of 12% per annum, compounded monthly on a 360-day year/ 30-day month basis. The note is secured by a second priority security interest in the Company’s assets, which is subordinate to the first priority security interest of PMC Financial Services Group, LLC. The note may not be prepaid and originally matured on April 21, 2019. The maturity date was subsequently extended to April 21, 2021. The note may be converted, at any time and from time to time, into shares of common stock of the Company. The original conversion price of the note was $3.00, and this conversion price was subsequently reduced to $1.75, and again to $1.50. The warrant will expire on April 21, 2019 and had an original exercise price equal to $4.00 per share, which exercise price was subsequently reduced to $1.50. The note and warrant contain customary anti-dilution provisions and the shares of common stock issuable upon conversion of the note and exercise of the warrant have been registered on Form S-1. Raptor was also granted a right to participate in future financing transactions of the Company for a term of two years.

On July 13, 2017, we entered into a warrant exercise agreement with Raptor to induce Raptor to purchase 766,667 shares of our common stock. The repriced warrants have an exercise price per share of $1.50 and were revised to modify language pertaining to “Fundamental Transactions”. Restrictions upon exercise were waived as to the repriced warrants. Reed’s received gross proceeds of $1,150,000 from Raptor’s exercise of the repriced warrants. We also issued to the Raptor additional second tranche warrants to purchase up to 350,000 shares of our common stock and additional third tranche warrants to purchase up to 60,000 shares of our common stock. Second tranche warrants have a term of five years, may be exercised commencing 6 months from the date of issuance and have an exercise price equal to $2.00. The third tranche warrants were exercisable immediately upon issuance for a term of five-years, with an exercise price equal to $1.55. Raptor was also granted the right to appoint a non-voting observer to our board of directors for so long as Raptor or its affiliates is a beneficial owner of our stock. As of the date hereof, Raptor has not made such an appointment.

December 6, 2017, we entered into a backstop agreement with Raptor, whereby Raptor agreed to purchase from us a minimum of $6 million of units pursuant to its subscription rights and in a private placement, subject to customary terms and conditions. In the rights offering Raptor exercised its basic and over-subscription rights to purchase 2,666,667 units and acquired 2,666,667 shares of common stock and warrants to purchase up to 1,333,333 shares of common stock for an aggregate purchase price of $4,000,000. In addition, pursuant to the backstop commitment agreement, as amended, the Company issued to Raptor warrants to purchase 750,000 shares of common stock. These warrants have an exercise price equal to $1.50, are not exercisable for a term of 180 days from the date of issuance and have a cashless exercise feature and registration rights. We will be subject to certain liquidated damages if we do not register the warrant shares within the prescribed time frame.

Pursuant to the backstop agreement, the Company agreed to appoint up to two directors designated by Raptor to the board of directors (subject to NYSE American rules and approval). NYSE American determined that the appointment of directors based on this contractual obligation did not comply with NYSE American rules due to the fact that Raptor’s backstop commitment was not triggered in the rights offering. As such, the appointment of Mr. Doherty to the board of directors is unrelated to the backstop commitment agreement.

Prior to the rights offering, Raptor beneficially owned 16.93% of the Company’s equity securities, calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1034 (“Rule 13d-3”). On a post-transaction basis, Raptor beneficially owns 27.64% of the Company’s outstanding equity securities, calculated pursuant to Rule 13d-3. Raptor is now the largest shareholder of the Company, and a change of control was triggered under NYSE American rules.

Further, on December 6, 2017, we entered into an amendment agreement with Raptor, extending its subordinated convertible non-redeemable secured note in the principal amount of $3.4 million by twenty-four months in exchange for amending the conversion price of the note from $3.00 to $1.75. Concurrently with the reduction of the subscription price in the rights offering, we also agreed to further reduce the conversion price to $1.50. We also agreed to register the shares of common stock issuable upon conversion of the note. We will be subject to certain liquidated damages if we do not register the shares within the prescribed time frame.

We reimbursed Raptor for all reasonable out-of-pocket fees and expenses (including attorneys’ fees and expenses) incurred by them in connection with the backstop agreement and the transactions contemplated thereby in the amount of $25,000.

(c)(3) On January 10, 2018, pursuant to its employment agreement with Valentin Stalowir dated June 28, 2017, the Company’s board of directors granted to Mr. Stalowir 371,218 restricted stock units and options to purchase 371,218 shares of stock. The securities are to be issued pursuant to Reed’s 2017 Incentive Compensation Plan. The options will have an exercise price of $1.70. Other terms of the granted securities will be set by Reed’s compensation committee in compliance with the 2017 Incentive Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: January 17, 2018	By:	/s/ Daniel V. Miles
Daniel V. Miles,
Chief Financial Officer